UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	July 25, 2014
MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Appointment of Principal Officer.

On July 25, 2014, MidSouth Bancorp, Inc. (“MidSouth”) announced the appointment of Jeffery “Jeff” Blum as Senior Executive Vice President and Chief Credit Officer of MidSouth and its subsidiaries.  As Chief Credit Officer, Mr. Blum will serve as a member of the Board of Directors’ Loan Committee and Special Assets Committee.  He will join MidSouth in early August.  A native of Morgan City, Louisiana, Blum, age 45, worked for Whitney Bank for the past 21 years, having most recently served as Morgan City area president where his duties included managing the commercial lending group in St Mary Parish.

For his service, MidSouth expects to pay Mr. Blum an annual base salary of $220,000, as well as provide Mr. Blum term life, disability and other insurance customarily provided to MidSouth’s other executive officers.  In addition, Mr. Blum will also be entitled to an automobile, moving expenses, payment of certain club dues and other perquisites provided to MidSouth’s other executive officers.  Mr. Blum will also be entitled to participate in MidSouth’s incentive plans and receive awards thereunder when granted by the Board of Directors, including an award of 17,500 stock options granted on his date of hire.

Item 9.01  Financial Statements and Exhibits

99.1  Press release dated July 25, 2014

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 25, 2014
/s/   __________________________
James R. McLemore
Senior Executive Vice President and
Chief Financial Officer